February 23, 2024

Phunware Announces Reverse Stock Split
AUSTIN, Texas, Feb. 23, 2024 (GLOBE NEWSWIRE) -- Phunware, Inc. (Nasdaq: PHUN,
“Phunware” or the “Company”), the pioneer of patented Location Based SaaS solutions and other products that offer the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize anyone anywhere, today announced that on February 26, 2024, the Company will implement a 1-for-50 reverse stock split of its issued and outstanding common stock, par value $0.0001 per share. The reverse stock split will be effective as of 5 PM Eastern Time on February 26, 2024, and the Company’s common stock will trade on a post-split adjusted basis as of the commencement of trading on February 27, 2024, under the existing trading symbol “PHUN.” The CUSIP number for the Company’s common stock following the reverse stock split will be 71948P 209.
The Company's Board of Directors (the "Board") approved implementation of the reverse stock split upon the authorization granted by the Company's stockholders at the annual meeting held on December 20, 2023, whereby the Company's stockholders approved a proposal to grant the Company's Board the discretion to affect a reverse stock split at a ratio of not less than one-for-ten (1:10) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board. The reverse stock split is intended to increase the market price per share of the Company's common stock to regain compliance with the minimum bid continued listing requirement of The Nasdaq Capital Market. All outstanding securities entitling their holders to purchase shares of common stock or acquire shares of common stock of the Company, including stock options and warrants, will be adjusted as a result of the reverse stock split, as required by the terms of those securities.
As a result of the reverse stock split, every 50 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will automatically be entitled to the rounding up of the fractional share to the nearest whole share. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock. Immediately after the reverse stock split becomes effective, the Company will have approximately 8 million shares of common stock issued and outstanding. The reverse split affects all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse split would result in some stockholders owning a fractional share as described above. The Company's transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent and transfer agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About Phunware
Phunware’s mission is to achieve unparalleled connectivity and monetization through widespread adoption of Phunware technologies, by leveraging brands, mobile consumers, partners and digital asset holders and market participants. With the activation of our recent Phunware 3.0 initiative, Phunware believes it is poised to expand its software products and services audience and verticals, utilize and monetize our patents and other intellectual property rights and interests, and update and reintroduce our digital asset ecosystem for existing holders and new market participants.

Safe Harbor / Forward-Looking Statements
This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, Phunware is using forward-looking statements when it discusses the timing of closing of the offering and its intended use of proceeds from such offering.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.
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Phunware PR & Media Inquiries:
Email: Press@phunware.com
Phone: (512) 693-4199

Phunware Investor Relations:
Matt Glover and John Yi, Gateway Group, Inc.

Email: PHUN@gateway-grp.com Source: Phunware, Inc.

Source: Phunware, Inc.